Exhibit 99.1

Arrow Electronics to Acquire DNSint.com AG; Expands Enterprise Computing Solutions Business into Europe

    MELVILLE, N.Y.--(BUSINESS WIRE)--Oct. 27, 2005--Arrow Electronics, Inc. (NYSE:ARW) announced that it has signed a definitive agreement pursuant to which Arrow will acquire all of the issued share capital of DNSint.com AG ("DNS") for a purchase price of approximately EUR 131 million ($157 million), including the assumption of approximately EUR 28 million ($34 million) of net debt. Arrow will utilize a portion of its cash and short-term investments on hand (approximately $654 million at September 30, 2005) to fund the purchase price.
    "The DNS acquisition enables us to strategically expand our enterprise computing solutions business outside of North America and we are pleased to be partnering with such a strong and well-managed business as DNS. Reflecting its focus on the broader global marketplace, we have renamed our computer products business, Arrow Enterprise Computing Solutions," stated J. Edward Coleman, President of Arrow Enterprise Computing Solutions.
    DNS, which is headquartered in Munich, Germany and has approximately 320 employees, distributes mid-range computer products in Germany, Austria, Switzerland, Norway, Sweden, Denmark, Finland, the Baltic countries, Poland, the Czech Republic, Slovakia, Slovenia, Croatia and Hungary and is the largest supplier of Sun Microsystems products in this region. Total 2005 sales are expected to exceed EUR 310 million ($375 million). DNS, like Arrow, follows a value-added distribution strategy. Besides its strong business in the server and storage segment, it is also one of the leading European value-added distributors for security solutions, access infrastructure, virtualization and networking infrastructure products. Services offered range from consulting, training, marketing and sales services to logistics services.
    "Being Arrow's first investment in Europe in a value-added computer products distribution business will enable us to execute on our business strategies in an even more powerful way," stated Kurt Schoffer, Managing Board Member at DNS. "We have been excited to see many similarities between the Arrow and DNS strategies. This transaction will strongly support the DNS business model and will become the basis for our accelerated growth in the European markets," added Manfred Moullion, DNS Managing Board Member.
    "We are excited to be bringing our very successful organizations together," stated William E. Mitchell, President and Chief Executive Officer of Arrow Electronics, Inc. "Led by Kurt Schoffer and Manfred Moullion DNS will serve as our platform for expanding our successful enterprise computing solutions business throughout Europe. We expect this transaction to be between $.06 to $.09 accretive in 2006."
    The transaction is subject to customary closing conditions, including obtaining necessary government approvals, and is expected to be completed within the next six to eight weeks.
    Arrow Electronics is a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for nearly 600 suppliers and 150,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 200 locations in 53 countries and territories.

    Safe Harbor

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, the effects of additional actions taken to lower costs, the ability of the company to generate additional cash flow and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not
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not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

    CONTACT: Arrow Electronics, Inc.
             Ira M. Birns, 631-847-1657
             Vice President & Treasurer
             or
             Paul J. Reilly, 631-847-1872
             Senior Vice President & Chief Financial Officer or
             Media Contact:
             Jacqueline F. Strayer, 631-847-2101
             Vice President, Corporate Communications